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CONSTRUCTION AGENCY AGREEMENT

dated as of October 22, 1999

between

LEASE PLAN NORTH AMERICA, INC.,
not in its individual capacity, but solely as Agent Lessor

and

ADC TELECOMMUNICATIONS, INC.,
as Construction Agent

EXHIBITS
EXHIBIT A — Form of Certification as to Construction Commencement Date
EXHIBIT B — Form of Construction Documents Assignment
EXHIBIT C — Acknowledgment of and Consent to Construction Documents Assignment

CONSTRUCTION AGENCY AGREEMENT

    CONSTRUCTION AGENCY AGREEMENT, dated as of October 22, 1999 (this "Agreement"), between LEASE PLAN NORTH AMERICA, INC., an Illinois corporation, not in its individual capacity, but solely as Agent Lessor (the "Agent Lessor"), and ADC TELECOMMUNICATIONS, INC., a Minnesota corporation (the "Construction Agent").

W I T N E S S E T H:

    A.  The Agent Lessor and ADC Telecommunications, Inc. are parties to that certain Lease, pursuant to which the Lessee has agreed to lease from Agent Lessor, and the Agent Lessor has agreed to lease to the Lessee, Agent Lessor's interest in the Land and the Financed Improvements when constructed.

    B.  Agent Lessor, Administrative Agent and Lessee are also parties to that certain Participation Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified, the "Participation Agreement"), among Lessee, Agent Lessor, and the Persons named therein as Participants.

    C.  Subject to the terms and conditions hereof, (i) the Agent Lessor desires to appoint the Construction Agent as its sole and exclusive agent for the construction of the Financed Improvements in accordance with the Approved Construction Budget, the Approved Construction Schedule and the Approved Plans and Specifications (collectively, the "Approved Construction Materials") and pursuant to the Lease and this Agreement, and (ii) the Construction Agent desires, for the benefit of the Agent Lessor, to cause the Financed Improvements to be constructed in accordance with the Approved Construction Materials and pursuant to the Lease and this Agreement, in each case in accordance with the terms set forth herein and in the Lease;

    NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS

    1.1.  Definitions; Interpretation.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix 1 to the Participation Agreement, and the rules of interpretation set forth in Appendix 1 shall apply to this Agreement.

ARTICLE II
APPOINTMENT OF CONSTRUCTION AGENT

    2.1.  Appointment and Acceptance.

      (a) Pursuant to and subject to the terms and conditions set forth herein and in the Participation Agreement and the other Operative Documents, the Agent Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent and as general contractor for the construction of the Financed Improvements on the Land in accordance with the Approved Construction Materials.

      (b) Construction Agent hereby unconditionally and irrevocably accepts the designation and appointment as Construction Agent and agrees to perform its duties and obligations as set forth in this Agreement.

    2.2.  Construction of the Financed Improvements.  The Construction Agent will cause the Financed Improvements to be constructed on the Land in accordance with and subject to the Approved Construction Materials, in compliance in all respects with all Requirements of Law and Insurance Requirements, and otherwise in compliance with the requirements of this Agreement, the Lease and the other Operative Documents. Construction Agent hereby agrees, unconditionally and for the benefit of Agent Lessor, to commence Construction on or before thirty (30) days after the Document Closing Date. Without limiting the foregoing, no such construction shall be undertaken until all material Applicable Laws necessary for the commencement of Construction (including obtaining required Governmental Actions) have been complied with. Construction Agent agrees to deliver to Agent Lessor and Administrative Agent written certification of the Construction Commencement Date in the form of Exhibit A  within ten (10) Business Days after the Construction Commencement Date.

    2.3.  Term.  This Agreement shall commence on the date hereof and shall terminate upon the first to occur of:

      (a) payment by the Lessee of the Lease Balance and all other amounts owing under the Operative Documents, and termination of the Commitments in accordance with the Lease and the Participation Agreement;

      (b) termination of this Agreement by Agent Lessor pursuant to Article V hereof; and

      (c) Substantial Completion, including completion of punch list items referred to in Section 2.6(d)  and the full performance of all other obligations of the Construction Agent hereunder.

    2.4.  Construction Documents.

      (a) Subject to each of the terms and conditions in this Agreement, including specifically Section 3.3, the Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact, and the Construction Agent shall enter into such agreements with architects and contractors as the Construction Agent deems necessary or desirable for the completion of the Construction pursuant hereto (the "Construction Documents"); provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement; provided,  further, that contemporaneously with the execution and delivery of this Agreement, the Construction Agent will execute and deliver to the Agent Lessor the Construction Documents Assignment in the form of Exhibit B attached hereto, pursuant to which the Construction Agent assigns to the Agent Lessor, among other things, all of the Construction Agent's rights under and interest in such Construction Documents then or thereafter entered into. The Construction Agent agrees that it will, on the later of the Document Closing Date or the date of execution of such Construction Document, cause the contractor or architect entering into such Construction Document to execute and deliver to the Administrative Agent an acknowledgment of and consent to the Construction Documents Assignment substantially in the form of Exhibit C  attached hereto (with sufficient copies for the Administrative Agent to deliver to Agent Lessor and each Participant). Each Major Construction Document shall be subject to the prior written approval of the Agent Lessor and the Administrative Agent, which approval may not be unreasonably withheld, conditioned or delayed. For purposes hereof, "Major Construction Document" shall mean: (i) the Construction Contract, (ii) the primary architectural services agreement pertaining to the Construction, and (iii) any other Construction Document calling for payments of $10,000,000 or more during the Term, or upon full performance, thereof.

      (b) Notwithstanding any other provision of this Agreement or of any of the other Operative Documents, all Construction Documents which require the signature of the Construction Agent shall be entered into by the Construction Agent in its own name, and not as agent for the Agent Lessor.

    2.5.  Scope of Authority.

      (a) Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, the Agent Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Agent Lessor, to take all action necessary or desirable for the performance and satisfaction of all of the Construction Agent's obligations hereunder, including:

         (i) assisting in the acquisition of the Land;

        (ii) performing all design and supervisory functions and all engineering work related to the Construction and serving as the general contractor;

        (iii) negotiating and entering into all contracts or arrangements to procure the labor, materials, supplies and equipment necessary to construct the Premises on such terms and conditions as are customary and reasonable in light of local standards and practices; provided, however, that the construction and design contracts (including the Construction Contract) for the Financed Improvements shall be guaranteed maximum or fixed price contracts in form and substance satisfactory to Agent Lessor and the Administrative Agent under which the cost of design of the Financed Improvements, including, without limitation, the Approved Plans and Specifications, working drawings, detailed layouts and other drawings and specifications of every kind and description required for the construction of the Financed Improvements (collectively, the "Plans") and the cost of Construction, including, without limitation, all labor, materials, equipment, supplies, permits, general conditions and other costs and fees of every kind and description required for the completion of the Financed Improvements in accordance with the Approved Plans and Specifications shall not exceed the guaranteed maximum price payable to the General Contractor under the Construction Contract.

        (iv) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Laws (including Environmental Laws), from all Governmental Authorities in connection with the Construction;

        (v) maintaining all books and records with respect to the Construction and the operation and management of the Premises;

        (vi) performing any other acts necessary in connection with the construction and development of the Financed Improvements in accordance with the Approved Plans and Specifications, Applicable Laws, any Requirements of Law and all Insurance Requirements;

       (vii) paying when due (subject to reimbursement as provided for under this Agreement) pursuant to and subject to the Approved Construction Budget, or causing to be paid when due in accordance with the Participation Agreement, all Construction Costs to be paid during the Interim Term (including costs associated with the Construction Agent's actions as provided in Section 2.5(a)(viii) below, pursuant to and subject to the Approved Construction Budget);

       (viii) enforcing performance by each party to each Construction Document of their respective obligations, warranties and other design, construction and other obligations with respect to the design, engineering, construction and completion of the Financed Improvements or pursuing remedies with respect to the breach of those obligations; and

        (ix) subject to Article XIV of the Lease, using the proceeds of any property insurance maintained with respect to the Financed Improvements to complete construction of or rebuild any portion of the Financed Improvements with respect to a Casualty occurring with respect to that portion of the Financed Improvements and to fund all Interest, Yield and Fees accruing during such Construction or rebuilding.

      (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any liability or obligation on the Agent Lessor (other than the obligations to provide Advances in accordance with and subject to the terms and conditions of the Operative Documents) for which the Agent Lessor is not fully indemnified by the Construction Agent or the Lessee under this Agreement or any of the other Operative Documents or for which insurance has not been procured.

      (c) Subject to the terms and conditions of this Agreement and the other Operative Documents, the Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures and the hiring, termination and contracting for and supervision of and payment for the labor, personnel and services with respect to the Construction; provided, however, that this subsection (c)  shall not give rise to any rights in any Person other than the Agent Lessor, the Participants and the other Indemnitees.

      (d) All fees and expenses of the Lessee under any Operative Document which are included in the Approved Construction Budget shall be paid or reimbursed through Advances.

    2.6.  Covenants of the Construction Agent.  The Construction Agent hereby covenants and agrees that it will:

      (a) following the Construction Commencement Date, cause the Construction to be prosecuted diligently and without interruption (subject to Force Majeure Events) in accordance in all material respects with the Approved Construction Budget, the Approved Construction Schedule and the Approved Plans and Specifications and all Requirements of Law and Insurance Requirements;

      (b) take all reasonable and practical steps to minimize Casualties and Condemnations, liabilities of Agent Lessor or any Participant, delays, increased costs and the disruption of the construction process;

      (c) cause Substantial Completion to occur on or prior to the Outside Completion Date, and cause all Liens (including Liens or claims for materials supplied or labor or services performed in connection with the construction of the Premises), other than Permitted Liens, to be discharged;

      (d) following Substantial Completion, cause all outstanding punch list items with respect to the Construction to be completed in a timely manner, but in no event later than ninety (90) days after the date of Substantial Completion;

      (e) at all times during Construction, cause all title to all personalty which will become a permanent part of the Financed Improvements on or within the Land (and any other personal property constituting a part of the Financed Improvements which Construction Agent acquired with the funds advanced by the Participants) to be and remain vested in the Agent Lessor and cause to be on file (including financing statements and fixture filings) with the applicable filing office all necessary documents under Article 9 of the Uniform Commercial Code to perfect such title free of all Liens other than Permitted Liens;

      (f)  at all times during Construction, maintain, for the benefit of the Agent Lessor, the insurance described in Article XIII of the Lease. In addition, Construction Agent will from time to time, but in intervals of not less than six months each, undertake all actions and due diligence as reasonably necessary to determine whether the insurance coverage required to be maintained by Lessee under the Lease is in compliance with all of the requirements thereunder, including any increases in coverage required as a result of any change in any Applicable Laws, and if Construction Agent determines that such insurance coverage does not meet such requirements, it agrees to promptly take all actions and steps necessary to cause such coverage to comply with such requirements and to notify Agent Lessor and Administrative Agent of the steps being taken by Construction Agent;

      (g) (i)  cause each Person engaged under any Construction Document to covenant and agree (it being understood that this clause (i) may be satisfied by the General Contractor and the Architect if such covenants and agreements are contained in the acknowledgment and consent such Person is required to deliver to Administrative Agent pursuant to this Agreement) that: (A) none of the Agent Lessor or any Participant is personally liable for any claims or obligations incurred under such contract, (B) such Person will provide written notice to the Agent Lessor and Administrative Agent of any material breach under such contract and, during the existence of a Construction Agency Event of Default, the Agent Lessor and Administrative Agent shall have at least thirty (30) days following the receipt of such notice to cure such breach, plus any additional reasonable time as may be required, and (C) upon written request of the Agent Lessor or Administrative Agent, such Person shall provide to the Agent Lessor and Administrative Agent an estoppel certificate in respect of such contract in a form reasonably requested by the Agent Lessor or Administrative Agent, and (ii) all Construction Documents (or a separate writing made for the benefit of Agent Lessor, Administrative Agent and each Participant, which writing may take the form of the Acknowledgment of and Consent to Construction Documents Assignment attached as Exhibit C) to contain stipulations by the other parties to such Construction Documents that such parties shall have no recourse to the Agent Lessor, Administrative Agent or any of the Participants with respect to any claims arising under such Construction Documents; and

      (h) Monthly:

        (A) provide to the Agent Lessor: (i) copies of all change orders, notices, requests for any increase of any contract sum payable, or other communication received under or in connection with any Construction Document which either (x) seeks to increase the total consideration payable under any Construction Document, or (y) asserts that the Construction Agent or any other party to any Construction Document is in breach or default, or with notice and lapse of time or both will be in breach or default under any Construction Document; (ii) such information as may be reasonably requested by Agent Lessor regarding the status of the Construction, compliance of the parties to the Construction Documents with the terms thereof, and amounts due and payable under the Construction Documents, including, without limitation, such information as Agent Lessor shall reasonably require to determine that the Approved Construction Budget is In Balance. For purposes of this Agreement and the other Operative Documents, the determination, at any time, including at the time of each request for an Advance, as to whether or not the Approved Construction Budget is In Balance will be made in the sole and reasonable judgment of the Agent Lessor.

        (B) Construction Agent's certification: (i) that the Approved Construction Budget is In Balance, (ii) that the remaining contingency reserves, as such amounts may be adjusted pursuant to Section 3.2(b), are sufficient for any reasonably foreseeable contingency which might occur during the remaining course of Construction; (iii) of the number of days the Construction is, without overtime or premium pay (other than such overtime or premium pay as is budgeted or reserved for in the Approved Construction Budget) and given the prevailing weather and other conditions of construction that are anticipated to exist during the remaining course of Construction, ahead of or behind the Critical Path Schedule, (iv) of the anticipated date on which the Construction will be completed, (v) that all conditions to Construction Agent's right to request an Advance pursuant to the Operative Documents have been fully satisfied, (vi) that all conditions to the payment of amounts previously funded and advanced for the purpose of paying any amounts due under any Construction Document, as set forth in such Construction Document, have been fully and completely satisfied, and (vii) that no payment under any Construction Document shall be made unless and until each of the conditions to the payment of amounts due under such Construction Document, as set forth in such Construction Document, have been fully and completely satisfied.

    2.7.  Title to the Financed Improvements.  Title to the Financed Improvements (including, all materials or equipment incorporated therein or purchased by any Person and paid for by Construction Agent for the purpose of being incorporated therein) shall automatically, without further act of Construction Agent, vest in Agent Lessor.

    2.8.  Deliveries to Agent Lessor.  Construction Agent shall deliver to Agent Lessor copies of all documents, instruments, notices and other communications to be delivered by Construction Agent, or which Construction Agent is required to cause to be delivered, to Agent Lessor or Administrative Agent under the Operative Documents and copies of all Advance Requests.

ARTICLE III
THE FINANCED IMPROVEMENTS

    3.1.  Construction.  The Construction Agent shall cause the Financed Improvements to be constructed, equipped, maintained and used in compliance in all respects with the Approved Plans and Specifications, all Requirements of Law and all Insurance Requirements.

    3.2.  Amendments; Modifications.

      (a) The Construction Agent may not revise, amend or modify any of the Approved Construction Materials, the Construction Documents or change orders without the prior written consent of the Agent Lessor. No such consent shall be granted by Agent Lessor unless Construction Agent demonstrates to the reasonable satisfaction of the Agent Lessor that such revisions, amendment, modification or change order will not extend the Estimated Completion Date, cause Construction Agent to fail to achieve any Critical Path Deadline Date or increase the Construction Costs (without regard to reserves) as set forth in the Approved Construction Budget. Any other revision, amendment, modification or change order not otherwise contemplated by this Section 3.2 shall be subject to Agent Lessor's approval, which may be withheld in Agent Lessor's sole and absolute discretion.

      (b) Lessee shall be permitted to amend the Approved Construction Budget to adjust amounts allocated to any item or contingency reserve in the Approved Construction Budget, provided any such adjustment shall be made from actual savings or actual excess amounts originally allocated in the Approved Construction Budget to another item and for which Construction has been substantially completed or, in the case of tenant improvements, such amounts were actually expended. Each such amendment shall be subject to the prior reasonable approval of the Agent Lessor to ensure that any such amendment complies with the foregoing requirements.

    3.3.  Casualty, Condemnation and Force Majeure Events.  If at any time prior to Substantial Completion there occurs a Casualty, Condemnation, or Agent Lessor or Construction Agent receives notice of a Condemnation, then, except as otherwise provided in Article XIV of the Lease, in each case Construction Agent shall promptly and diligently complete the Construction in accordance with the Approved Plans and Specifications and with the terms hereof, and cause Substantial Completion to occur on or prior to the Outside Completion Date.

    3.4.  Construction Termination Events.

      (a) As soon as possible and in no event later than five (5) Business Days after a Construction Termination Event, the Construction Agent shall deliver to Agent Lessor a written notice of such event that sets forth in detail the nature of such event and the Construction Agent's estimate of the effect that such event will have on the costs of Substantial Completion and the Estimated Completion Date.

      (b) To the extent that Agent Lessor has not elected to terminate this Agreement pursuant to Article V  or Lessee has not exercised its Purchase Option, Construction Agent shall continue diligently to construct the Financed Improvements in accordance with this Agreement until the Substantial Completion thereof and shall pay Prepaid Rent to fund, the costs of such construction if Advances are no longer available under the Participation Agreement; provided, however, that the amounts to be paid by Construction Agent pursuant to this Section 3.4 shall, to the extent applicable, be subject to the limitations at Section 5.4.

      (c) If a Construction Termination Event shall occur:

         (i) Agent Lessor and the Participants may terminate their Commitments as provided in Article V;

        (ii) The Construction Agent shall cease construction as of any date, if any, specified by Agent Lessor; and

        (iii) If Agent Lessor shall so require, the Construction Agent shall:

          (A) return the Premises to Agent Lessor or remarket the Premises for Agent Lessor in a manner and for such period as specified by Agent Lessor, and in any event in compliance with the requirement at Sections 21.1(iv) and (v) of the Lease; and

          (B) pay the Construction Recourse Amount or Asset Termination Value to Agent Lessor as provided in Section 18.2 of the Lease, together with the other amounts referred to therein.

      (d) Subject to the amount limitations set forth under the Operative Documents, the right of Agent Lessor and the Participants to terminate their Commitments under the Operative Documents upon the occurrence of any Event of Default and the other terms and conditions of the Operative Documents, if Agent Lessor has not ordered the Construction Agent to cease construction of the Financed Improvements and the Commitments have not been terminated pursuant to Article V, Agent Lessor shall continue to make (and the Participants shall continue to Fund) Advances, in each case subject to the conditions set forth herein and in the Participation Agreement.

    3.5.  Easements.  With respect to the Financed Improvements, Construction Agent may, subject to the conditions, restrictions and limitations set forth herein and in the other Operative Documents, at any time prior to the earlier of (i) termination of the Construction Period and (ii) termination of this Agreement, grant easements, licenses, rights-of-way, party wall rights and other rights in the nature of easements, with or without consideration, necessary or appropriate for the construction or operation of the Premises, without the consent of Agent Lessor as long as the following conditions are satisfied (and, as long as the following conditions are satisfied, Construction Agent may execute such instruments and take such actions in the name of Agent Lessor, and Agent Lessor shall execute a power of attorney evidencing such right from time to time upon request of Construction Agent):

      (a) no Construction Agency Event of Default shall have occurred and be continuing;

      (b) there shall be sufficient sums in the Approved Construction Budget to pay all costs and expenses in connection therewith, such action shall be at the sole cost and expense of Construction Agent, and Construction Agent shall pay all reasonable out-of-pocket costs of Agent Lessor and the Administrative Agent in connection therewith (including, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals retained by Agent Lessor or the Administrative Agent in connection with such action, it being agreed that to the extent there shall be insufficient funds in the Approved Construction Budget to pay all costs and expenses in connection with such matter, then Construction Agent shall not proceed or continue, as the case may be, with such matter until the commencement of the Base Term);

      (c) Construction Agent shall have delivered to Agent Lessor and the Administrative Agent a certificate of a Responsible Officer of Construction Agent stating that:

         (i) such action will not diminish the Fair Market Value, utility, useful life or residual value of the Premises and that there are sufficient sums in the Approved Construction Budget which are designated to pay all costs and expenses with respect to such action;

        (ii) such action will not cause the Premises or any portion thereof to fail to comply in any respect with the provisions of this Agreement or any other Operative Document and in any material respect with all Applicable Laws (including all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements);

        (iii) all Requirements of Law prior to such action shall have been obtained, and all filings required prior to such action shall have been taken;

        (iv) such action will not result in any down-zoning of the Land or any portion thereof or a reduction in the maximum density or development rights available to the Land under all Applicable Laws;

        (v) this Agreement and Construction Agent's obligations hereunder shall continue in full force and effect, without abatement, suspension, deferment, diminution, reduction, counterclaim, setoff, defense or deduction; and

        (vi) such action will not impose or create any liability or obligation on Agent Lessor.

    At the request of Construction Agent, so long as no Construction Agency Event of Default shall have occurred and be continuing, Agent Lessor shall, from time to time during the Construction Period and upon at least ten (10) Business Days' prior written notice from Construction Agent, consent to and join in any easements, licenses, rights-of-way, party wall rights and other rights in the nature of easements pursuant to this Section 3.5.

ARTICLE IV
PAYMENT OF FUNDS

    4.1.  Funding of Construction Costs.

      (a) During the course of the Construction, the Construction Agent shall request that the Agent Lessor advance funds for the payment of Construction Costs, and the Agent Lessor will comply with such request to the extent provided for under, and subject to the conditions, restrictions and limitations contained in, this Agreement, the Participation Agreement and the Lease. The Construction Agent and the Agent Lessor acknowledge and agree that the Lessee's right to request funds and the Agent Lessor's obligation to advance funds for the payment of Construction Costs are subject in all respects to the terms and conditions of this Agreement, of the Participation Agreement and each of the other Operative Documents.

      (b) The proceeds of any funds made available to the Agent Lessor to pay Construction Costs shall be made available to the Construction Agent in accordance with the Advance Request relating thereto and the terms of the Lease.

      (c) The Construction Agent shall at all times cause to be and remain vested in the Agent Lessor title to any and all construction materials and equipment (except for construction materials and equipment purchased, but not yet delivered) not yet incorporated into the Financed Improvements for which funds shall have been requested pursuant to this Article IV and cause such title to be and remain free of all Liens, other than Permitted Liens.

      (d) The Construction Agent may disburse proceeds from an Advance Request only for payment of Construction Costs as set forth on the Advance Request to the extent permitted by the Operative Documents, provided that on the date such payment is to be made, no Construction Agency Default or Construction Agency Event of Default shall have occurred and be continuing. Any such payment of Construction Costs by the Construction Agent shall constitute the Construction Agent's certification that: (i) the Approved Construction Budget is In Balance and the items to be funded by the requested disbursement are Construction Costs permitted by the Operative Documents and which correspond to and comply with specific line items in the Approved Construction Budget, including any contingencies to the extent not previously utilized, (ii) all construction of the portion of the Financed Improvements paid for by the disbursement have been completed in a good and workmanlike manner and in accordance with all Requirements of Law and the Approved Plans and Specifications, (iii) each Person to be paid out of the disbursement has been paid in full or will be paid in full upon such disbursement and that each such Person has delivered duly executed lien waivers with respect to such payment, (iv) each representation and warranty of the Lessee contained in the Operative Documents is true and correct in all material respects on and as of the date such disbursement is made as though made on and as of such dates, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, (v) no Default or Event of Default has occurred and is continuing, (vi) all covenants, agreements and conditions contained herein or in any other Operative Document required to be performed or complied with for the disbursement of such funds have been so performed or complied with, and (vii) the Construction Agent has caused the title examination with respect to the Premises to have been continued down to such time for discovery of any possible Liens or other objections to title intervening between the date of any relevant Title Policies and the date of such disbursement, and such continuation search revealed no intervening Lien or other objection to title other than Permitted Liens.

ARTICLE V
CONSTRUCTION AGENCY EVENTS OF DEFAULT

    5.1.  Construction Agency Events of Default.  If any one or more of the following events (each a "Construction Agency Event of Default") shall occur:

      (a) the Construction Agent fails to apply any funds paid by the Agent Lessor to the Construction Agent to the payment of the appropriate Construction Costs in the manner and subject to the limitations set forth herein and in the Participation Agreement, respectively; or

      (b) (i) the Construction Commencement Date shall fail to occur for any reason on or prior to thirty (30) days after the Document Closing Date or (ii) Substantial Completion fails to occur on or prior to the Outside Completion Date; or

      (c) the Approved Construction Budget shall be determined by the Agent Lessor or any Participant in its reasonable judgment not to be In Balance and such failure to be In Balance shall continue for a period of ten (10) Business Days after written notice thereof to the Construction Agent; or

      (d) any Lease Event of Default shall have occurred and be continuing; or

      (e) any breach by Construction Agent, in its capacity as such or as Lessee, of, or any material inaccuracy in any representation, warranty, statement or certification of Lessee or Construction Agent in, any certificate, Advance Request, any of the Approved Construction Materials, any Construction Document, any Operative Document or other agreement, budget, estoppel, or other similar document delivered by the Construction Agent or the Lessee to the Agent Lessor or any Participant;

      (f)  at any time, (i) the undisbursed portion of the Aggregate Commitment Amount is insufficient to pay Construction Costs (including Transaction Expenses, Capitalized Interest, Fees, Impositions or any other amounts) incurred or to be incurred during the Construction Period, or (ii) Construction Costs are incurred which are not provided for or which are in excess of amounts set forth in the Approved Construction Budget, as determined by Agent Lessor in its reasonable judgment;

      (g) a Construction Termination Event shall have occurred or the Construction Agent shall have failed to observe or perform any term, covenant or condition specified in Section 3.4 hereof;

      (h) the occurrence of an ADC Event of Default; or

      (i)  the Construction Agent shall fail to observe or perform any term, covenant or condition of this Agreement (except those specified in clauses (a) through (e)  above), and such failure shall remain uncured for a period of thirty (30) days after receipt of notice thereof by the Construction Agent;

then, in any such event, the Agent Lessor may, in addition to the other rights and remedies provided for in this Article V  or under the Lease, immediately terminate this Agreement by giving the Construction Agent written notice of such termination, and upon the giving of such notice, all rights of the Construction Agent and all obligations of the Agent Lessor under this Agreement shall cease; provided, however, that this Agreement will terminate immediately without notice upon the occurrence of an Insolvency Event. Upon any such termination, all rights of the Construction Agent and all obligations of the Agent Lessor shall cease, and the Construction Agent shall (subject to Section 5.4 below) immediately pay to the Agent Lessor, as and for liquidated damages, an amount equal to the Purchase Amount as of the date of such payment (whereupon the Agent Lessor shall execute a termination of the Ground Lease and shall convey title to the Improvements to the Lessee or its designee in accordance with Article XXI of the Lease). Alternatively, the Agent Lessor, with or without terminating this Agreement and without waiving or releasing the Construction Agent from any obligation or any Construction Agency Event of Default, may (but shall be under no obligation to) remedy any Construction Agency Event of Default for the account of and at the sole cost and expense of the Construction Agent. The Construction Agent shall pay upon demand all costs, expenses, losses, expenditures and damages (including reasonable attorneys' fees) incurred by or on behalf of Agent Lessor in connection with any Construction Agency Event of Default, together with interest thereon at the Overdue Rate from the date on which such amounts are paid by the Agent Lessor. Upon the occurrence of an Insolvency Event, the Financed Improvements, whether or not Construction has been completed, shall become subject to the Lease pursuant to Article II hereof.

    5.2.  Survival.  The termination of this Agreement pursuant to Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder which accrued prior to such termination, all of which shall survive any such termination.

    5.3.  Remedies Cumulative; Waivers.  Upon the occurrence of a Construction Agency Event of Default, at the Agent Lessor's option and without limiting the Agent Lessor in the exercise of any other right or remedy the Agent Lessor may have on account of such default (including, without limitation, any rights of Agent Lessor or remedies at Section 3.4 or under any other Operative Document), and without any further demand or notice, but subject to Section 5.4 below, the Agent Lessor may cause the following to occur (subject to Lessee's option to purchase the Premises in accordance with the terms and subject to the limitations and time periods applicable during the continuation of an Event of Default as set forth in Section 18.1 of the Lease):

      (a) Without limiting any other remedies set forth in this Agreement or in any of the other Operative Documents, the Agent Lessor and the Construction Agent agree that upon the occurrence of a Construction Agency Event of Default, the Agent Lessor shall have all the rights and may pursue any of the remedies provided to it in the Lease, the terms and provisions of which Lease are incorporated herein by this reference. The Agent Lessor and Administrative Agent may foreclose the lien of the Lease on the Premises and the Mortgage, in which event the Construction Agent shall pay to the Agent Lessor:

         (i) an amount equal to the excess, if any, of (x) the Purchase Amount over (y) the net proceeds received by the Agent Lessor from the foreclosure sale or the net price the Agent Lessor successfully bids for the Premises at any sale of the Premises under the Mortgage and the Lease (provided, that in calculating such net proceeds or net price, all expenses and Taxes incurred by the Agent Lessor or any of the Participants in connection with such sale or purchase, including, without limitation, legal fees, shall be deducted from such sale proceeds or purchase price),

        (ii) any other amount necessary to compensate the Agent Lessor for all the damages proximately caused by the Construction Agent's failure to perform the Construction Agent's obligations under this Agreement or which in the ordinary course of things would be likely to result therefrom; and

        (iii) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by any Applicable Laws;

      (b) The Agent Lessor may continue this Agreement in effect for so long as the Agent Lessor shall determine, and the Agent Lessor may enforce all of the Agent Lessor's rights and remedies under this Agreement, and require the completion of the Financed Improvements as herein described, so long as the Agent Lessor satisfies its obligations under Section 4.1; and, subject to Section 5.4  hereof, the Construction Agent shall be liable to the Agent Lessor for all Default Completion Costs, which amounts shall be payable by Construction Agent from time to time during the Construction Period to such Persons (including the Agent Lessor) and in such amounts as the Agent Lessor may designate.

      (c) The Agent Lessor may terminate this Agreement at any time, notwithstanding a prior election under Section 5.3(b), and cause the completion of the Financed Improvements as herein described directly through the Agent Lessor or one or more successor construction agents; and, subject to Section 5.4 hereof, the Construction Agent shall be liable to the Agent Lessor for all Default Completion Costs.

      (d) The Agent Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms or to recover damages for the breach hereof.

      (e) As a matter of right and without notice to the Construction Agent or anyone claiming under the Construction Agent, and without regard to the then value of the Collateral or the interest of the Lessee therein, the Agent Lessor shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Collateral at the Lessee's sole cost and expense, and the Construction Agent hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Agent Lessor in case of entry as provided in this Agreement and shall continue as such and exercise all such powers until the latest to occur of (i) the date of confirmation of sale of the Collateral; (ii) the disbursement of all proceeds of the Collateral collected by such receiver and the payment of all expenses incurred in connection therewith; or (iii) the termination of such receivership with the consent of Agent Lessor or pursuant to an order by a court of competent jurisdiction.

      (f)  To the extent permitted by, and subject to the mandatory requirements of, any applicable Requirement of Law, each and every right, power and remedy herein specifically given to the Agent Lessor or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Agent Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. The Agent Lessor's consent to any request made by the Construction Agent shall not be deemed to constitute or preclude the necessity for obtaining the Agent Lessor's consent, in the future, to all similar requests. No express or implied waiver by the Agent Lessor of any Construction Agency Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Construction Agency Event of Default. To the extent permitted by any Requirement of Law, the Construction Agent hereby waives any rights now or hereafter conferred by statute or otherwise that may require the Agent Lessor to sell, lease or otherwise use the Premises, the other Collateral or any part thereof in mitigation of the Agent Lessor's damages upon the occurrence of a Construction Agency Event of Default or that may otherwise limit or modify any of the Agent Lessor's rights or remedies under this Article V.

      (g) No failure to exercise and no delay in exercising, on the part of the Agent Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

    5.4.  Limitation on Recourse Liability of Construction Agent.  Notwithstanding anything set forth herein to the contrary, prior to the Base Term Commencement Date, the aggregate amount payable by Construction Agent on a recourse basis under Section 3.4  or this Article V as the result of the occurrence of a Construction Termination Event or a Construction Agency Event of Default which is not a Full Recourse Interim Event of Default shall be subject to the limitations therein on the recourse liability of Construction Agent set forth at Article XIII of the Participation Agreement.

    5.5.  Agent Lessor's Right to Cure Construction Agent's Defaults.  The Agent Lessor, without waiving or releasing any obligation or Construction Agency Event of Default, may (but shall be under no obligation to) remedy any Construction Agency Event of Default for the account of and at the sole cost and expense of the Construction Agent (subject to Section 5.4 above), and in furtherance of such right, the Agent Lessor may make Advance Requests, execute the Construction Documents and otherwise exercise all rights and perform all duties of the Construction Agent hereunder and the Lessee under the Participation Agreement with respect to the Construction. All reasonable out of pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Agent Lessor, shall (subject to Section 5.4  above) be paid by the Construction Agent to the Agent Lessor on demand.

ARTICLE VI
NO CONSTRUCTION AGENCY FEE

    6.1.  Lease as Fulfillment of Agent Lessor's Obligations.  Construction Agent will not be entitled to, and the Agent Lessor shall have no obligation to pay, any agency fee or other fee or compensation, and the Construction Agent shall not be entitled to, and the Agent Lessor shall have no obligation to make or pay, any reimbursement therefor, it being understood that this Agreement is being entered into as consideration for and as an inducement to the Agent Lessor and the Construction Agent entering into the Lease and the other Operative Documents.

ARTICLE VII
MISCELLANEOUS

    7.1.  Notices.  All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 15.3 of the Participation Agreement.

    7.2.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Agent Lessor, the Construction Agent and their respective successors and assigns; provided, however, that the Construction Agent shall not assign any of its rights or, except as permitted by Sections 2.4   and 2.5, delegate any of its duties or obligations under this Agreement without the prior written consent of the Agent Lessor, which consent may be granted or withheld in the Agent Lessor's sole and absolute discretion.

    7.3.  GOVERNING LAW.  THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES TO THE EXTENT PERMITTED BY APPLICABLE LAW (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS TO MATTERS RELATING TO THE CREATION OF LIENS AND THE EXERCISE OF REMEDIES WITH RESPECT TO THE PREMISES CONSTITUTING REAL PROPERTY, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

    7.4.  Amendments, etc.  The Agent Lessor and the Construction Agent may, from time to time, enter into written amendments, supplements or modifications hereto, subject to the restrictions set forth in Section 15.5 of the Participation Agreement.

    7.5.  Counterparts.  This Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

    7.6.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    7.7.  Headings and Table of Contents.  The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    7.8.  Exercise of Agent Lessor's Rights.  Subject to the Excepted Payments, Construction Agent hereby acknowledges and agrees that, subject to and in accordance with the terms of the Assignment of Construction Agency Agreement dated concurrently herewith made by Agent Lessor in favor of Administrative Agent, the rights and powers of Agent Lessor under this Agreement have been assigned to and may be exercised by the Administrative Agent.

    7.9.  Limited Liability.  Construction Agent agrees that Agent Lessor's obligations and liability under this Agreement are limited pursuant to Section 16.11 of the Participation Agreement.

[END OF PAGE]
[SIGNATURE PAGES FOLLOW]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Attest:	ADC TELECOMMUNICATIONS, INC., as Construction Agent
/s/ Steven T. Chávey	By:	/s/ Gokul Hemmady
	Name:	Gokul Hemmady
	Title:	Vice President/Treasurer
Attest:	LEASE PLAN NORTH AMERICA, INC., not in its individual capacity, but solely as Agent Lessor
	By:	/s/ Blake J. Lacher
	Name:	Blake J. Lacher
	Title:	Vice President

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Table of Contents
CONSTRUCTION AGENCY AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II APPOINTMENT OF CONSTRUCTION AGENT

ARTICLE III THE FINANCED IMPROVEMENTS
ARTICLE IV PAYMENT OF FUNDS

ARTICLE V CONSTRUCTION AGENCY EVENTS OF DEFAULT

ARTICLE VI NO CONSTRUCTION AGENCY FEE
ARTICLE VII MISCELLANEOUS